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EXHIBIT 10.1

ESCROW AGREEMENT

    THIS ESCROW AGREEMENT ("Agreement"), is entered into as of December 28, 2001, by and among U.S. SEARCH.COM INC., a Delaware corporation ("Parent"), Comerica Bank-California, a California banking corporation(the "Escrow Agent"), and IRWIN R. PEARLSTEIN, DAVID PEARLSTEIN and CHERYL PEARLSTEIN-ENOS, each an individual (individually, a "Shareholder" and collectively, the "Shareholders").

R E C I T A L S

    This Agreement is being entered into in reference to the following facts:

      A.  Pursuant to an Agreement and Plan of Merger, dated as of December 28, 2001 (the "Merger Agreement"), among Parent, US SEARCH Screening Services, Inc., a Delaware corporation, Professional Resource Screening, Inc., a California corporation ("PRSI") and the Shareholders, Parent will acquire PRSI, and Shareholders will receive Merger Consideration consisting of, in part, shares of common stock, $0.001 par value per share, of the Parent (the "Parent Common Stock").

      B.  Pursuant to the Merger Agreement, certain of the shares of Parent Common Stock constituting Merger Consideration will be issued and delivered to the Shareholders on the Closing Date and on January 31, 2002, and the remainder of such shares of Parent Common Stock constituting Merger Consideration (collectively, the "Escrowed Shares") will be delivered to the Escrow Agent on the Closing Date and on January 31, 2002.

      C.  The Merger Agreement provides that, on the Closing Date and on January 31, 2002, the Escrowed Shares shall be deposited into escrow to be held and disposed of by the Escrow Agent as provided herein for the satisfaction of certain claims as more fully set forth herein.

      D.  Parent and the Shareholders wish to appoint the Escrow Agent to serve as the escrow agent hereunder, and the Escrow Agent is willing to do so upon the terms and conditions hereinafter set forth.

A G R E E M E N T

    NOW THEREFORE, in consideration of the premises and the mutual obligations and covenants set forth herein, the parties hereto agree as follows:

ARTICLE I.
Defined Terms

    Section 1.1  Capitalized terms used and not defined herein have the respective meanings given to them in the Merger Agreement.

ARTICLE II.
Appointment of Escrow Agent; Creation of Escrow Deposit

    Section 2.1  Appointment of Escrow Agent.  Parent and the Shareholders hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to act, as depository and administrator of the Escrow Deposit (as defined below) upon the terms and conditions set forth herein.

    Section 2.2  Escrow of Parent Common Stock.  On December 31, 2001 and on January 31, 2002, Parent, pursuant to the Merger Agreement, shall deliver to the Escrow Agent original stock certificates representing the Escrowed Shares required to be deposited into escrow on such date for deposit in escrow (the "Escrow Deposit"), all issued in the name of the Shareholders with stock powers in favor of the Escrow Agent. The Escrow Deposit shall be maintained by, and shall be under the exclusive dominion and control of, the Escrow Agent and shall be disbursed by the Escrow Agent only in accordance with the provisions of this Agreement.

    Section 2.3  Dividends, Etc.  Cash dividends, dividends payable in securities or other distributions of any kind paid or made on a portion or all of the Escrowed Shares (excluding any shares of capital stock of the Parent received upon a stock split or stock dividend unless such stock dividend or stock split is taxable to the Shareholder who is the beneficial owner of such shares pursuant to Section 301 of the Code) shall not be held in escrow hereunder, but shall be promptly distributed by the Escrow Agent directly to the Shareholders in accordance with their respective percentage interests in the Escrowed Shares on which such dividends or other distributions are paid or made. The respective percentage interests of the Shareholders are set forth on Schedule 2.3. The Escrowed Shares together with any amounts or other property in respect thereof held by the Escrow Agent in the Escrow Deposit hereunder from time to time are referred to collectively herein as the "Escrowed Property."

    Section 2.4  Transferability.  Except as expressly set forth in Section 6.3 hereof, the interest of the Shareholders in the Escrow Deposit shall not be assignable or transferable, other than solely by operation of law to the heirs or executors of the Shareholders. The Shareholders shall not pledge, grant a lien on or other security interest in, grant an option in respect of or otherwise encumber, any interest in the Escrow Deposit. Any purported assignment, transfer or encumbrance of an interest in the Escrow Deposit in violation of this Section 2.4 shall be void.

ARTICLE III.
Disposition of Escrow Deposit

    Section 3.1  Term of Escrow Deposit.  The Escrowed Property held in the Escrow Deposit shall be held by the Escrow Agent until December 28, 2003 (the "Termination Date") and on the terms and subject to the conditions set forth herein. The Escrowed Property shall be held by the Escrow Agent for the satisfaction of any claim for which any Shareholders' Indemnified Party is entitled to recover indemnification under the Merger Agreement (an "Indemnity Claim").

    Section 3.2  Indemnity Claims.  Upon the occurrence of an event which Parent in good faith believes constitutes the basis for a Parent Indemnified Party to receive a payment in respect of an Indemnity Claim, Parent shall promptly (and in any event on or prior to the Termination Date) give notice of such event (the "Indemnity Claim Notice") (which notice shall state that it is given pursuant to this Section 3.2) to the Shareholders and the Escrow Agent, setting forth in reasonable detail: (a) the basis of the Indemnity Claim, and (b) if determined, the dollar amount of the claim. Except to the extent prohibited under applicable law, Parent shall upon request make available to the Shareholders all relevant information requested by the Shareholders that is material to such Indemnity Claim and which is in the possession of Parent.

    Section 3.3  Indemnity Claims Not Disputed by Shareholders.  If, within thirty (30) days after receipt of the Indemnity Claim Notice, the Shareholders do not give the notice provided for in Section 3.4 hereof, then Parent shall be entitled to make demand (an "Undisputed Demand") upon the Escrow Agent to: (i) retain for future return to Parent, as and when the amount is determined, if the amount is not then determined, or (ii) disburse to Parent, if the amount has then been determined, the full amount of the Indemnity Claim set forth in the subject Indemnity Claim Notice from the Escrowed Property (up to the aggregate amount of the Escrowed Property) in accordance with the procedures specified in Section 3.9 below.

    Section 3.4  Indemnity Claims Disputed by Shareholders in Whole.  If the Shareholders in good faith dispute the Indemnity Claim described in an Indemnity Claim Notice and/or the amount that Parent seeks as payment on account of such Indemnity Claim, then the Shareholders shall, within thirty (30) days after receipt of the Indemnity Claim Notice, notify in writing Parent and the Escrow Agent of such dispute, setting forth the basis for such dispute in reasonable detail, based on their good faith belief. In the event that the Shareholders dispute the entire Indemnity Claim, the Escrow Agent shall not distribute any amount of Escrowed Property with respect thereto until the Escrow Agent receives either (i) a written agreement signed by the Shareholders and Parent stating the amount to which Parent is entitled in connection with such Indemnity Claim (an "Indemnity Claim Agreement") or (ii) a copy of an order of a court of competent jurisdiction directing the Escrow Agent to make such distribution together with an opinion of counsel reasonably acceptable to the Escrow Agent to the effect that such order or award is final and binding with respect to Parent and the Shareholders and that no appeal may be taken therefrom or that the time to appeal therefrom has expired (such award and legal opinion, collectively, a "Final Judgment"); provided that in the case of clause "(ii)," the Escrow Agent shall give written notice of the proposed distribution, together with copies of all such documents and opinions, to Parent and the Shareholders at least five (5) days prior to the date of the distribution by the Escrow Agent. After the occurrence of an event specified in clauses "(i)" or "(ii)" above, the Escrow Agent shall disburse to Parent the applicable amounts with respect to any Indemnity Claims from the Escrowed Property held in the Escrow Deposit (up to the aggregate amount of Escrowed Property in such Escrow Deposit) in accordance with the procedures specified in Section 3.9 below.

    Section 3.5  Indemnity Claims Disputed by Shareholders in Part.  If the Shareholders in good faith dispute part, but not all, of an Indemnity Claim, the Escrow Agent shall, if the amount is undetermined, retain for future remittance to Parent, or, if the amount is determined, remit to Parent in accordance with the procedures set forth in Section 3.3 the amount attributable to that portion of the Indemnity Claim that is not disputed by the Shareholders. The Escrow Agent shall not distribute any amount of Escrowed Property with respect to the balance of such Indemnity Claim except in accordance with the procedures set forth in Section 3.4.

    Section 3.6  Notice to Withhold on the Termination Date.  On or prior to the Termination Date, Parent may furnish a notice to the Escrow Agent and the Shareholders (the "Withholding Notice"), which notice shall state that it is being given pursuant to this Section 3.6, specifying the amount (which amount shall not exceed the amount that Parent reasonably and in good faith believes is or may be necessary to satisfy the related Indemnity Claims) of Escrowed Property, if any, to be retained on account of pending Indemnity Claims for which an Indemnity Claim Notice has previously been provided pursuant to Section 3.2 and which has not yet been satisfied. The Withholding Notice shall contain the information specified in Section 3.2 to the extent available to Parent and not previously delivered to the Escrow Agent. Upon the receipt by the Escrow Agent of the Indemnity Withholding Notice, the Escrow Agent shall retain in the Escrow Deposit the amount set forth in the Withholding Notice.

    Section 3.7  Distribution of the Escrow Deposit.  On the Termination Date, the Escrow Agent shall deliver to the Shareholders all of the Escrowed Property that has not previously been disbursed to Parent in accordance with Sections 3.3, 3.4 or 3.5, except for any amount of Escrowed Property required to be withheld pursuant to Sections 3.6 and 3.8 hereof. Such distributions shall be made to each of the Shareholders in accordance with their respective percentage interests set forth on Schedule 2.3. Distributions to the Shareholders shall be made (i) with respect to any Parent Common Stock held by delivering the stock certificates representing such Parent Common Stock to the transfer agent of Parent with instructions to transfer such Parent Common Stock to the Shareholders and (ii) with respect to any other property held on deposit with the Escrow Agent, by mailing checks (if cash) issued by the Escrow Agent, as maker, or such other property to the Shareholders by United States certified mail, return receipt requested, at their addresses set forth in Section 6.2 or such other addresses as may be provided in writing to the Escrow Agent and Parent by the Shareholders in accordance with Section 6.2. The stock certificates representing the Parent Common Stock shall bear any legends that, in the opinion of Parent, may be required by law (including without limitation, the legend contemplated by Section 5.28(a) of the Merger Agreement).

    Section 3.8  Retention of Escrow Deposit After Termination Date.  Upon receipt of any Withholding Notice, the Escrow Agent shall continue to hold in the Escrow Deposit after the Termination Date, with respect to each pending Indemnity Claim referred to in such Withholding Notice, the amount of Escrowed Property specified in such notice until such time as the Escrow Agent receives (i) an Indemnity Claim Agreement or (ii) a Final Judgment (in each case, evidencing the ultimate resolution of any of the underlying claims referred to in such Withholding Notice consistent with this Article III). Upon receipt of the Final Judgment or Indemnity Claim Agreement the Escrow Agent shall remit to Parent, with respect to the Indemnity Claim to which such Indemnity Claim Agreement or Final Judgment relates, the applicable amount, determined in accordance with the procedures specified in Section 3.9 below, of Escrowed Property specified in such Indemnity Claim Agreement or Final Judgment, as the case may be, and shall release and distribute to the Shareholders such Escrowed Property, if any, that the Escrow Agent continued to hold after the Termination Date pursuant to Section 3.6 by reason of such claim and which is in excess of the amount so distributed to Parent with respect thereto. The distributions to the Shareholders shall be made in accordance with their respective percentage interests set forth on Schedule 2.3; provided, however, that, to the extent the distribution of such Escrowed Property to the Shareholders would cause the Escrowed Property remaining in the Escrow Deposit after such distribution to fall below the claimed amount (as stipulated in good faith in the Withholding Notice) of all still unresolved or disputed Indemnity Claims identified in the Withholding Notice, such Escrowed Property shall be retained by the Escrow Agent and shall be available for distribution to Parent and the Shareholders upon the resolution of any such unresolved or disputed Indemnity Claims, and such Escrowed Property shall not be distributed to the Shareholders until such time, if any, as such distribution can be made without causing the Escrowed Property remaining in the Escrow Deposit to fall below the claimed amount of all remaining unresolved or disputed Indemnity Claims identified in the Withholding Notice.

    Section 3.9  Satisfaction of Indemnity Claims.

    (a) Until such time as the Escrow Deposit is exhausted or released, all Indemnity Claims against the Shareholders pursuant to Article X of the Merger Agreement may be satisfied from Escrowed Shares held in the Escrow Deposit, in accordance with the applicable provisions of this Agreement. If Parent has made a claim against the Escrow Deposit and is entitled to receive payment with respect to an Indemnity Claim, the Escrow Agent shall transfer to the Parent a sufficient number of Escrowed Shares to satisfy fully such claim.

    (b) The number of Escrowed Shares to be distributed by the Escrow Agent in satisfaction of any such Indemnity Claim shall be equal to: (1) in the case of a distribution made on or before January 28, 2002, the amount of such claim divided by the price per share of a share of Parent Common Stock determined under Section 2.4(b)(i) of the Merger Agreement (rounded upwards to the nearest whole share), and (2) in the case of a distribution made after January 28, 2002, the amount of such claim divided by the price per share of a share of Parent Common Stock determined under Section 2.4(b)(ii) of the Merger Agreement (rounded upwards to the nearest whole share); provided that, in the case of a distribution made pursuant to clause (1) only, the Escrow Agent shall distribute, on January 31, 2002, an additional number of Escrowed Shares to Parent (rounded upwards to the nearest whole share) in respect of such Indemnity Claim equal to the number, if any, by which (A) the number of shares obtained by dividing (i) the amount of such claim by (ii) the lower of (A) $1.35 or (B) the higher of (1) the average closing price of the Parent's common stock on the Nasdaq National Market System for the five business days prior to, but not including, January 28, 2002 or (2) $0.80 exceeds (B) the number of Escrowed Shares distributed by the Escrow Agent on or before January 28, 2002 pursuant to clause (1). Prior to the Escrow Agent making any such distribution to Parent, Parent and the Shareholders shall certify jointly in writing to the Escrow Agent the number of Escrowed Shares to be distributed pursuant to this Section 3.9.

    Section 3.10  Reporting.  Unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code, the parties hereto shall, for federal income tax purposes and, to the extent permitted by applicable law, state and local purposes, report in a manner that is consistent with the status of the Shareholders as the owners of the Escrowed Property, and the Shareholders shall furnish any required tax forms consistent with the foregoing.

    Section 3.11  Voting Authority.  The Shareholders shall have the full right to vote all Escrowed Shares (other than any Escrowed Shares that have been delivered to the Parent to satisfy an Indemnity Claim or any Escrowed Shares that are the subject of an Undisputed Demand) for so long as they are held by the Escrow Agent. The Escrow Agent shall comply with any written directions of a Shareholder as to the exercise of any voting rights by that Shareholder. In the absence of such directions, the Escrow Agent shall not vote any of the Escrowed Shares.

ARTICLE IV.
Accounting

    Section 4.1  Accounting.  The Escrow Agent shall provide a written account to Parent and the Shareholders within fifteen (15) days following the end of each month ending on or prior to the Termination Date (and thereafter to the extent any amounts remain in escrow pursuant to Article III) describing in reasonable detail any transactions with respect to the Escrowed Property during the immediately preceding month.

ARTICLE V.
Escrow Agent

    Section 5.1  Duties.  The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and shall be limited to the performance of such duties and obligations as are specifically set forth in this Agreement, as it may be amended from time to time with the Escrow Agent's written consent as provided in Section 6.4.

    Section 5.2  Reliance.  In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely, in accordance with the terms of this Agreement, upon any document or instrument reasonably believed by it to be genuine and signed by Parent or any of the Shareholders. The Escrow Agent may assume that any Person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

    Section 5.3  Liability.  The Escrow Agent shall not be liable for any error of judgment, or any action taken or omitted to be taken hereunder in good faith, except in the case of its bad faith, gross negligence or willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its choosing (including internal counsel) and shall not be liable for any act suffered or omitted by it in good faith in accordance with the advice of such counsel. In no event shall the Escrow Agent be liable for any indirect, special, consequential damages, or punitive damages.

    Section 5.4  Disputes.  If the Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions from any party hereto with respect to the Escrowed Property which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until such time as there has been a final determination of the rights of Parent and the Shareholders with respect to the Escrowed Property (or relevant portion thereof). For purposes of this Section 5.4, there shall be deemed to have been a final determination of the rights of Parent and the Shareholders with respect to the Escrowed Property (or relevant portion thereof) at such time as Escrow Agent shall receive (i) an Indemnity Claim Agreement or (ii) a copy of a Final Judgment which provides for the disposition of the Escrowed Property (or relevant portion thereof). All disputes between the Shareholders and Parent relating to this Agreement shall be handled in accordance with the applicable provisions of the Merger Agreement.

    Section 5.5  Resignation.  The Escrow Agent may resign at any time and be discharged of the duties imposed hereunder (but without prejudice for any liability in the case of its bad faith, gross negligence or willful misconduct hereunder) by giving written notice to the Shareholders and Parent at least ninety (90) days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation:

    (a) all property then held by the Escrow Agent hereunder shall be delivered by it to such Person as may be designated jointly in writing by Parent and the Shareholders, whereupon the Escrow Agent's obligations hereunder shall cease and terminate;

    (b) if no such Person has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate, subject to clause "(c)" below; and

    (c) the Escrow Agent's sole responsibility thereafter shall be to keep all property then held by it and to deliver the same to the successor escrow agent designated in writing by Parent and the Shareholders or, if no such successor escrow agent shall have been so designated, in accordance with the directions of a Final Judgment or an Indemnity Claim Agreement, and the provisions of Sections 5.7 and 5.8 shall remain in effect.

Upon their receipt of notice of resignation from the Escrow Agent, Parent and the Shareholders shall use their commercially reasonable efforts jointly to designate a successor escrow agent. Notwithstanding anything to the contrary in the foregoing, the Escrow Agent or any successor escrow agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent.

    Section 5.6  Removal of Escrow Agent.  Parent and the Shareholders may, upon at least thirty (30) days prior written notice to the Escrow Agent, jointly dismiss the Escrow Agent hereunder and appoint a successor. In such event, the Escrow Agent shall promptly account for and deliver to the successor escrow agent named in such notice the balance of the Escrowed Property, including all investments thereof and accrued income thereon, on the date of such accounting and delivery. Upon acceptance thereof and of such accounting by such successor escrow agent, and upon reimbursement to the Escrow Agent of all expenses due to it hereunder through the date of such accounting and delivery, the Escrow Agent shall be released and discharged from all of its duties and obligations hereunder, but without prejudice to any liability of the Escrow Agent for its bad faith, gross negligence or willful misconduct hereunder.

    Section 5.7  Compensation.  For its services hereunder, the Escrow Agent shall receive: (a) an annual fee of $3,750.00 from Parent, payable on the date hereof and each anniversary thereof during the term of this Agreement; and (b) a $50.00 bank transaction fee for each receipt and disbursement of Escrowed Property, payable by the Parent upon the Escrow Agent's demand. In addition, Parent shall reimburse the Escrow Agent for its reasonable out-of-pocket costs and expenses, including reasonable attorney's fees in administering the Escrow Deposit and performing its duties under this Agreement. If and when all of the Escrowed Shares have been delivered pursuant to this Agreement prior to the Termination Date, the Escrow Agent shall refund to Parent all annual fees paid in advance and not accrued, if any. The rights under this paragraph shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

    Section 5.8  Indemnification.  Each of Parent and Shareholders, jointly and severally, agrees to indemnify, defend and hold harmless the Escrow Agent and each of its respective directors, employees, officers, agents, successors and assigns (the "Indemnified Parties") and from and against any loss, liability, claim, damage, injury, demand or expense, including reasonable legal fees, arising out of or in connection with the performance of the Escrow Agent's obligations hereunder, including reasonable costs and expenses incurred in connection with the collection of its fees and including the reasonable costs and expenses of defending itself against any claim or liability arising out of or in connection with the performance of its duties hereunder, except for any loss, liability, claim, damage, injury, demand or expense resulting from the Escrow Agent's bad faith, gross negligence or willful misconduct; provided, however, that promptly after the receipt by the Escrow Agent of notice of any claim or the commencement of any suit, action or proceeding against any Indemnified Party, the Escrow Agent shall, if a claim of indemnification in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing; and provided, further, that the indemnifying party or parties shall be entitled, jointly or severally and at their own expense, to participate in or assume the defense of any such action, suit or proceeding. The right of the Escrow Agent (or any successor escrow agent appointed hereunder) to indemnification under this Section 5.8 shall survive the termination of this Agreement.

    Section 5.9  Filings and Resolution.  Concurrently with its execution and delivery of this Agreement, Parent shall deliver to the Escrow Agent (a) a copy of its articles of incorporation, (b) corporate resolutions, signed by its corporate secretary, authorizing it to enter this Agreement, and (c) a Certificate of Authority in the form attached hereto as Exhibit "A."

ARTICLE VI.
Miscellaneous

    Section 6.1  Term.  This Agreement shall continue in full force and effect until the final distribution of all Escrowed Property held by the Escrow Agent in the Escrow Deposit.

    Section 6.2  Notices.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

    if to Parent:

      US SEARCH.com Inc.
      5401 Beethoven Street
      Los Angeles, CA 90066
      Attn: Karol L.K. Pollock, Esq.
      Fax Number: (310) 578-5549

      with a copy to:

      Latham & Watkins
      633 West 5th Street
      Suite 4000
      Los Angeles, CA 90071
      Attn: Pamela B. Kelly, Esq. and Neil Cummings, Esq.
      Fax Number: (213) 891-8763

    If to the Shareholders:

      Irwin R. Pearlstein
      2400 Bisso Lane, Suite 100
      Concord, CA 94520
      Fax Number: (925) 887-7034

      with a copy to:

      Morgan, Miller & Blair, P.C.
      1676 N. California Blvd.
      Walnut Creek, CA 94596
      Attn: George S. Cabot, Esq.
      Fax Number: (925) 943-1106

    If to the Escrow Agent:

      Comerica Bank-California
      Special Corporate Financial Services Escrow
      275 Battery Street, Suite 1100
      San Francisco, California 94111
      Attn: Winne Chow
      Fax Number: (415) 954-5033

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

    Section 6.3  Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the parties hereto, except that Parent may assign all such rights to any lender as collateral security and assign its rights and obligations under this Agreement to a wholly-owned Subsidiary (or a partnership controlled by Parent or the Acquiror) or Subsidiaries of Parent and otherwise to the same extent it is permitted to assign its rights and obligations under the Merger Agreement.

    Section 6.4  Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. The parties hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by the parties hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

    Section 6.5  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to the choice of law principles thereof.

    Section 6.6  Entire Agreement.  This Agreement (including agreements referred to herein) contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any Person not a party hereto (or its successors and assigns permitted by Section 6.3) any rights or remedies hereunder.

    Section 6.7  Expenses.  Except as set forth elsewhere in this Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

    Section 6.8  Headings; Definition.  The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

    Section 6.9  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    Section 6.10  Service of Process; Consent to Jurisdiction; Waiver of Jury Trial.

    (a) Service of Process. Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under California law.

    (b) Except as otherwise expressly provided herein, all disputes between Parent and/or Shareholders and the Escrow Agent relating to the payment of the Escrowed Property and/or the Escrow Agent's rights, obligations, and liabilities arising from or related to this Agreement shall be resolved by mandatory binding expedited arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect as of the date the request for arbitration is filed (the "Rules") before a single, neutral arbitrator, selected in accordance with the Rules. Each of the parties may initiate such an arbitration pursuant to the Rules. The arbitration shall be held in San Francisco, California (such site being herein referred to as the "Forum"). Each party hereto irrevocably and unconditionally: (i) agrees that any suit, action or other legal proceeding brought to enforce any arbitration award may be brought in the United States District Court for the Central District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the County of Los Angeles, California; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court; and (iv) waives, to the fullest extent permitted by applicable law, any right to have a trial by jury in respect of any suit, action or proceeding directly or indirectly arising out of, under or in connection with this Agreement

    Section 6.11  Joint and Several Liability.  Notwithstanding anything to the contrary in this Agreement or any other of the Transaction Documents, the representations, warranties, covenants, obligations, liabilities and duties of the Shareholders hereunder and thereunder shall be joint and several. Each of the Shareholders hereby irrevocably waives any and all defenses available to a surety and acknowledges and agrees that the joint and several liability contemplated hereby was a material inducement to the execution and delivery by the Parent and the Acquiror of the Transaction Documents to which they are party.

    Section 6.12  Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 6.13  Attorneys' Fees.  If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

    IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Escrow Agreement as of the date set forth above.

"PARENT":	U.S. SEARCH.COM INC.
	By:	/s/ KAROL POLLOCK Name: Karol Pollock Title: General Counsel
"SHAREHOLDERS":	By:	/s/ IRWIN R. PEARLSTEIN IRWIN R. PEARLSTEIN
	By:	/s/ DAVID PEARLSTEIN DAVID PEARLSTEIN
	By:	/s/ CHERYL PEARLSTEIN-ENOS CHERYL PEARLSTEIN-ENOS
"ESCROW AGENT":	COMERICA BANK—CALIFORNIA
	By:	/s/ LAWRENCE T. NELSON Lawrence T. Nelson, Vice President

SCHEDULE 2.3

Percentage Interests of Shareholders

Irwin R. Pearlstein	51.0%
David Pearlstein	24.5%
Cheryl Pearlstein-Enos	24.5%

EXHIBIT "A"
TO
ESCROW AGREEMENT

CERTIFICATE OF AUTHORITY

    The undersigned hereby certifies that any one of the following persons acting alone has the authority to execute and deliver documents on behalf of U.S. SEARCH.com Inc. pursuant to the Escrow Agreement, dated as of December 28, 2001, between Comerica Bank-California, U.S. Search.com Inc., Irwin R. Pearlstein, David Pearlstein, and Cheryl Pearlstein-Enos

Name	Position	Manual Signature
Brent Cohen	Chief Executive Officer

Karol Pollock	General Counsel

U.S. SEARCH.COM INC.
By:

Name:

Its:

QuickLinks

  EXHIBIT 10.1
ESCROW AGREEMENT
SCHEDULE 2.3 Percentage Interests of Shareholders
EXHIBIT "A" TO ESCROW AGREEMENT CERTIFICATE OF AUTHORITY